UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

UNIFIRST CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	001-08504	04-2103460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 658-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UNF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of UniFirst Corporation (the “Company”) held on January 10, 2023, the Company’s shareholders voted on and approved (1) the election of (i) Thomas S. Postek, Steven S. Sintros and Raymond C. Zemlin as Class II Directors, each to serve for a term of three years until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, (ii) Joseph Nowicki as Class I Director, to serve for a term of one year until the 2024 Annual Meeting of Shareholders and until his successor is duly elected and qualified, and (iii) Sergio A. Pupkin as Class III Director, to serve for a term of two years until the 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023. The votes cast by the holders of the Company’s Common Stock and Class B Common Stock on each of the foregoing proposals were as follows:

Proposal 1: Election of (i) three Class II Directors, nominated by the Board of Directors, each to serve for a term of three years until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, (ii) one Class I Director, nominated by the Board of Directors, to serve for a term of one year until the 2024 Annual Meeting of Shareholders and until his successor is duly elected and qualified, and (iii) one Class III Director, nominated by the Board of Directors, to serve for a term of two years until the 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified .

	Common Stock			Class B Common Stock
			Broker			Broker
	For	Withheld	Non-Votes	For	Withheld	Non-Votes
Thomas S. Postek	13,485,385	494,541	415,505	32,782,310	1,409,630	—
Steven S. Sintros	13,750,394	229,532	415,505	33,459,090	732,850	—
Raymond C. Zemlin	9,475,997	4,503,929	415,505	33,459,090	732,850	—
Joseph Nowicki	13,901,165	78,761	415,505	34,045,170	146,770	—
Sergio A. Pupkin	13,901,437	78,489	415,505	—	—	—

Based on the votes set forth above, (i) each of the three nominees listed above was duly elected as a Class II Director to serve for a term of three years until the 2026 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, (ii) the one nominee listed above was duly elected as a Class I Director to serve for a term of one year until the 2024 Annual Meeting of Shareholders and until his successor is duly elected and qualified and (iii) the one nominee listed above was duly elected as a Class III Director to serve for a term of two years until the 2025 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

Proposal 2: Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023.

Common Stock				Class B Common Stock
			Broker				Broker
For	Against	Abstain	Non-Votes	For	Against	Abstain	Non-Votes
14,060,178	333,801	1,452	—	34,191,940	—	—	—

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 26, 2023 was duly ratified by the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: January 17, 2023	By:	/s/ Shane O’Connor
Shane O’Connor
Executive Vice President and Chief Financial Officer